Exhibit 99.1

Ann T. Scott 303-460-3537, ascott@ball.com Bradford Walton , bradford.walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Bradford Walton 415-254-7168, bradford.walton@ball.com

Ball Corporation Announces Decision to Leave Russia

Ball Corporation Completes Sale of Russian Beverage Packaging Business to Arnest Group
for $530 Million

WESTMINSTER, Colo., September 21, 2022 – Following the March, 2022 decision to divest from the Russian market, Ball Corporation (NYSE: BALL) today announced that it has completed the sale of its beverage packaging business in Russia to Arnest Group for $530 million. The purchaser, Arnest Group, has acquired all of Ball Corporation’s Russian-based business.

“This decision is the result of many months of consideration, delivering a solution that best secures the future of Ball’s colleagues and assets in Russia. We believe this is a sound outcome for Ball in these geo-political circumstances," said Dan Fisher, president and CEO Ball Corporation.

Arnest is the largest manufacturer of perfume, cosmetic and household products in aerosol packaging in Russia and Ball’s Aluminum Aerosol division has had the opportunity to work with the world class team at Arnest in the past. The closing of this transaction is not subject to any conditions, and all required approvals have been obtained. The sale is not expected to impact Ball’s businesses outside of Russia.

Ball will host its Biennial Investor Day Management Briefing, at 9:00 AM Mountain time on September 22, 2022. To listen live to the event use the below link:

https://ballinvestorday.gcs-web.com/register

About Ball Corporation
Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products for customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 24,300 people worldwide and reported 2021 net sales of $13.8 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Forward-Looking Statements

This report contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather; footprint adjustments and other manufacturing changes, including the startup of new facilities and

Exhibit 99.1

lines; failure to achieve synergies, productivity improvements or cost reductions; unfavorable mandatory deposit or packaging laws; customer and supplier consolidation; power and supply chain interruptions; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pas s through increased costs; war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on our supply chain and our ability to operate in Russia and the EMEA region generally; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and shelter-in-place orders in any country or jurisdiction affecting goods produced by us or in our supply chain, including imported raw materials; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the Company as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory actions or issues including those related to tax, ESG reporting, competition, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats; litigation; strikes; disease; pandemic; labor cost changes; inflation; rates of return on assets of the Company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies, including policies, orders, and actions related to COVID-19; reduced cash flow; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, including the sale of our Russian business, and their effects on our operating results and business generally.